Exhibit 99.1

NEWS RELEASE

All figures are in United States dollars unless otherwise stated.

CENTERRA GOLD INC. AND THOMPSON CREEK METALS COMPANY INC. ANNOUNCE COMPLETION OF THE PLAN OF ARRANGEMENT CREATING A LEADING LOW COST GEOGRAPHICALLY DIVERSIFIED MID-TIER GOLD PRODUCER

TORONTO, Ontario and DENVER, Colorado — October 20, 2016 — Centerra Gold Inc. (“Centerra”) (TSX:CG) and Thompson Creek Metals Company Inc. (“Thompson Creek”) (TSX:TCM) (OTCQX:TCPTF) announced today that they have completed the Plan of Arrangement (the “Arrangement”) previously announced on July 5, 2016, pursuant to which Centerra acquired all of the issued and outstanding common shares of Thompson Creek.

Under the terms of the Arrangement, all of the issued and outstanding common shares of Thompson Creek were acquired by Centerra in exchange for 0.0988 of a Centerra common share for each Thompson Creek common share (the “Exchange Ratio”). The common shares of Thompson Creek were then transferred to Centerra’s newly-formed wholly-owned subsidiary, Centerra B.C. Holdings Inc. (“Centerra B.C. Holdings”). Centerra issued a total of 22,320,127 Centerra common shares to the former Thompson Creek shareholders, representing approximately 8% of Centerra’s issued and outstanding common shares following closing.

In connection with the closing of the Arrangement, the governing indentures for all of Thompson Creek’s outstanding secured and unsecured notes have been satisfied and discharged in accordance with their terms. More particularly, all of Thompson Creek’s 7.375% Senior Notes due 2018 and 12.5% Senior Notes due 2019 have been redeemed, in accordance with the terms of their respective indentures, at redemption prices of 101.844% and 106.250%, respectively, of the principal amount redeemed, plus accrued and unpaid interest to October 20, 2016, and Thompson Creek has delivered a notice of full redemption to the holders of Thompson Creek’s 9.75% Senior Secured First Priority Notes due 2017 providing for redemption on December 1, 2016 at a redemption price of 100.000% of the principal amount redeemed, plus accrued and unpaid interest to the redemption date (collectively, the “Note Discharge and Redemption”).

Thompson Creek operates the world class Mount Milligan Mine in British Columbia, Canada, a premier low-cost asset with more than two additional decades of profitable production expected from the current reserve base.

Scott Perry, CEO of Centerra, said, “With the completion of the acquisition of Thompson Creek we have created a geographically diversified gold producer with a high quality producing platform and a strong growth pipeline. The transaction diversifies Centerra’s operating platform and adds low-risk production and cash flow from a very high quality, long-lived asset in Mount Milligan and creates a leading low cost mid-tier gold producer. The acquisition establishes an operating base in Canada — one of the lowest risk mining jurisdictions in the world — which will complement our Canadian-based Greenstone project and provide for further flexibility to expand into the Americas and adds to our existing high-quality growth project pipeline (Öksüt in Turkey, Gatsuurt in Mongolia, and Greenstone in Canada). Combining Centerra’s robust balance sheet and the significant positive cash flow generation from our low cost Kumtor mine with the positive cash flow from Thompson Creek’s Mount Milligan mine will ensure Centerra is well positioned for the future.”

In connection with the Arrangement, Jacques Perron, the President, CEO and director of Thompson Creek prior to the Arrangement, has joined the Board of Directors of Centerra, effective immediately.

Centerra intends to cause the Thompson Creek common shares to cease to be listed on the Toronto Stock Exchange (“TSX”), to be removed from the OTCQX and to be deregistered under the Securities Exchange Act of 1934, as amended. Centerra also intends to cause Thompson Creek to submit an application to cease to be a reporting issuer and to otherwise terminate Thompson Creek’s public reporting requirements as soon as possible.

Registered Thompson Creek shareholders should send their completed and executed letters of transmittal and Thompson Creek share certificates to the depositary, CST Trust Company, in order to receive the consideration to which they are entitled to under the Arrangement. A copy of the letter of transmittal is available under Thompson Creek’s profile on SEDAR at www.sedar.com.

Royal Gold Amendment

As previously announced, Royal Gold, Inc.’s subsidiary RGLD Gold AG’s (“Royal Gold”) streaming interest at the Thompson Creek Mount Milligan Mine has been amended concurrently with closing of the Arrangement. Under the terms of the amendment, Royal Gold’s 52.25% gold stream at Mount Milligan has been converted to a 35% gold stream and 18.75% copper stream. Royal Gold will continue to pay US$435 per ounce of gold delivered and will pay 15% of the spot price per metric tonne of copper delivered.

In conjunction with the amendment, Royal Gold’s first ranking security over 52.25% of gold produced from the Mount Milligan assets has been amended to provide for first ranking security over 35% of produced gold and 18.75% of produced copper. Royal Gold’s other existing security over the Mount Milligan assets remains unaffected.

A copy of the amendment between Royal Gold and Thompson Creek will be filed under Centerra’s profile on SEDAR.

Credit Facility

Concurrently with closing the Arrangement, Centerra B.C. Holdings, a direct wholly-owned subsidiary of Centerra, entered into a credit agreement (the “Credit Agreement”) with The Bank of Nova Scotia, as Administrative Agent and Lead Arranger, and The Bank of Nova Scotia, Bank of Montreal, Canadian Imperial Bank of Commerce, HSBC Bank Canada, ING Capital LLC, National Bank of Canada, The Toronto-Dominion Bank, Société Générale and Export Development Canada, as lenders, providing for a US$250 million senior secured non-revolving term credit facility and a US$75 million senior secured revolving term credit facility (collectively, the “Credit Facility”). Part of the Credit Facility was used by Centerra to fund the Note Discharge and Redemption.

Centerra B.C. Holdings’ obligations under the Credit Facility are guaranteed by Thompson Creek and certain of Thompson Creek’s material subsidiaries. In addition, The Bank of Nova Scotia, as agent for the lenders, has been granted a security interest over substantially all of the properties and assets of Thompson Creek and its material subsidiaries, as well as the shares of Thompson Creek and Thompson Creek’s material subsidiaries.

A copy of the Credit Agreement will be filed under Centerra’s profile on SEDAR.

Conversion of Subscription Receipts

In connection with the completion of the Arrangement, the net proceeds from Centerra’s public offering of subscription receipts were released from escrow, and Centerra used a portion of the net proceeds to fund the Note Discharge and Redemption. In addition, each outstanding subscription receipt was exchanged into one common share of Centerra, resulting in the issuance of an additional 26,599,500 common shares of Centerra. Holders of subscription receipts at the time of such exchange will receive a dividend equivalent payment equal to C$0.04 per subscription receipt held. Trading in the subscription receipts will be halted on the TSX and the newly issued common shares of Centerra will begin trading on the TSX today. Newly issued common shares of Centerra will be delivered electronically to holders.

About Centerra Gold Inc.

Centerra is a Canadian-based gold mining company focused on operating, developing, exploring and acquiring gold properties in Asia, North America and other markets worldwide. Centerra is the largest Western-based gold producer in Central Asia. Centerra’s shares trade on the TSX under the symbol CG. Centerra is headquartered in Toronto, Ontario, Canada.

For further information, please contact:

John W. Pearson

Vice President, Investor Relations

Centerra Gold Inc.

416-204-1953

John.pearson@centerragold.com

CAUTIONARY STATEMENT:

This news release may contain “forward-looking information” or “forward-looking statements” as defined in applicable Canadian and United States securities legislation. All statements other than statements of historical fact included in this news release, including, without limitation, future plans and objectives of Centerra and Thompson Creek, the anticipated strategic and financial benefits of the Arrangement, the delisting of the Thompson Creek common shares from the TSX, the removal of the Thompson Creek common shares from the OTCQX, the deregistration of the Thompson Creek common shares under the Securities Exchange Act of 1934, as amended, Thompson Creek ceasing to be a reporting issuer and the trading of Centerra common shares exchanged for the subscription receipts of Centerra, constitute forward-looking information that involve various risks and uncertainties. Forward-looking information is based on a number of factors and assumptions which have been used to develop such information but which may prove to be incorrect, including, but not limited to, assumptions that general industry and economic conditions will remain consistent with historical experience and management’s expectations; that the estimation of mineral reserves and mineral resources will prove accurate; that Centerra will be able to obtain any additional financing on satisfactory terms; that contracts, laws, rules and regulations will be fairly and impartially observed and enforced; that the market prices for relevant commodities will remain at levels that justify development and/or operation of Centerra’s projects; that Centerra will be able to obtain, maintain, renew or extend any required permits; and that nationalization, war, civil strife and/or insurrection will not impact Centerra’s current or future exploration, development plans and mining activities. There can be no assurance that such information will prove to be accurate and actual results and future events could differ materially from those anticipated in such forward-looking information. Although Centerra and Thompson Creek believe that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements, as unknown or unpredictable factors could have material adverse effects on future results, performance or achievements of the combined company.